Exhibit 99.1

vTv Therapeutics Announces 2020 Fourth Quarter and Full Year Financial Results and Provides Corporate Update

Initiation of Mechanistic Study of TTP399 expected during Q1 2021

Announcement of First-Patient First-Visit in Multiple Ascending Dose Phase 1 Study of HPP737

Publication of Phase 2 SimpliciT-1 Results of TTP399 in ADA’s Diabetes Care Journal

HIGH POINT, N.C. – (GLOBE NEWSWIRE) – February 24, 2021 – vTv Therapeutics Inc. (Nasdaq:VTVT) today reported financial results for the fourth quarter and year ended December 31, 2020, and provided an update on the progress of its clinical programs.

“Despite the challenges of operating through a global pandemic, 2020 was a successful year for vTv Therapeutics,” said Steve Holcombe, president and CEO. “We had positive results in the Phase 2 SimpliciT-1 Study with our lead compound, TTP399, paving the way for our continued development of this asset in patients with type 1 diabetes. In addition, we strengthened our current and future financial position with the initiation of our ATM, agreement with Lincoln Park Capital, and licensing agreement with Anteris Bio.”

“In 2021, we look forward to building on these successes as we advance our two lead programs for the treatment of type 1 diabetes and psoriasis. We plan to initiate our first pivotal study of TTP399 along with other supporting studies to demonstrate our unique glucokinase activator’s potential to reduce the incidence of hypoglycemia in people with type 1 diabetes. Furthermore, we have commenced a multiple ascending dose study with HPP737 to be followed by a phase 2 study in patients with psoriasis in order to demonstrate HPP737’s potential to be a well-tolerated, next-generation PDE4 inhibitor.”

Recent Achievements and Outlook

Type 1 Diabetes

•

Mechanistic Study of Ketoacidosis with TTP399.  To further support the hypothesis that TTP399 may help reduce the incidence of ketoacidosis, vTv will begin dosing of a mechanistic study of TTP399 in patients with type 1 diabetes during Q1 of 2021 to determine the impact of TTP399 on ketone body formation during a period of acute insulin withdrawal.  The  FDA agreed with the Company’s recommendation that such a mechanistic study be performed in support of the Company’s planned pivotal trials. vTv expects to report topline results from the mechanistic study in Q2/Q3 2021.

•

Pivotal Study Planning.  The Company is planning to initiate the first of two pivotal, placebo-controlled, six-month clinical trials of TTP399 in approximately 400 subjects with type 1 diabetes in 2H 2021.  The studies will be designed to assess TTP399’s ability to reduce the incidence of hypoglycemia when administered as an oral adjunct to insulin therapy.

•

Publication of SimpliciT-1 Results.  Diabetes Care, the American Diabetes Association’s journal of clinical research, published the positive results of the Phase 2 SimpliciT-1 Study of TTP399 as an adjunct therapy to insulin in patients with type 1 diabetes, which showed statistically significant reductions in HbA1c and clinically meaningful reductions in hypoglycemia.

Psoriasis

•

First-Patient First-Visit of Multiple Ascending Dose Study with HPP737.  The Company has begun dosing of a phase 1 multiple ascending dose study to assess the safety, tolerability, and pharmacokinetic profile of HPP737, a PDE4 inhibitor, in healthy volunteers.  The phase 1 study will inform dose selection for the planned phase 2 study in psoriasis that the Company expects to begin later this year.

Strategic Partnership with Anteris Bio

•

License Agreement for Nrf2 Activator HPP971. In December 2020, the Company announced a new license agreement with Anteris Bio for worldwide rights to vTv’s novel, clinical-stage Nrf2 activator compound, HPP971.  Anteris will be pursuing indications in renal disease with HPP971.

Azeliragon (TTP488)

•

Discontinuation of azeliragon for Alzheimer’s disease. On December 15, 2020, vTv announced that the phase 2 Elevage Study of azeliragon did not meet its primary objective.  vTv has discontinued development of azeliragon for Alzheimer’s disease, but the Company is evaluating potential alternative indications in partnership with other interested parties.

Capital Raising

•

At-the-Market (ATM) Offering.  In January, the Company filed a prospectus supplement for $5.5 million of additional capacity under the Controlled Equity Offering Sales Agreement with Cantor Fitzgerald & Co.  As of the date of this release, the full $5.5 million remains available.

•	Lincoln Park. The Company continues to leverage its partnership with Lincoln Park to raise capital to fund its on-going and planned clinical trials and corporate operations on an opportunistic basis.

Fourth Quarter 2020 Financial Results

•	Cash Position: The Company’s cash position as of December 31, 2020, was $5.7 million compared to $1.8 million as of September 30, 2020.

•

Revenue: Revenue for the fourth quarter was $6.4 million and was insignificant for the third quarter of 2020.  The revenue for the fourth quarter was primarily attributable to the upfront consideration, consisting of cash and an equity interest, received in connection with the Company’s license agreement with Anteris Bio.

•

R&D Expenses: Research and development expenses were $2.5 million and $1.8 million for the three months ended December 31, 2020 and September 30, 2020, respectively.  This increase of $0.8 million was driven primarily by the reversal of certain performance-based compensation accruals which occurred in the third quarter.

•

G&A Expenses: General and administrative expenses were $2.0 million for the fourth quarter of 2020 and $1.1 million for the third quarter, respectively. The increase of $1.0 million was driven by the reversal of certain performance-based compensation accruals in the third quarter.

•

Net Income/(Loss) Before Non-Controlling Interest: Net income before non-controlling interest was $1.6 million for the fourth quarter of 2020 compared to a net loss of $2.3 million for the third quarter of 2020.

•

Net Income/(Loss) Per Share: Diluted net income per share was $0.02 for the three months ended December 31, 2020 compared to a diluted net loss per share of ($0.03) for the three months ended September 30, 2020, based on weighted-average diluted shares of 74.4 million and 48.2 million for the three-month periods ended December 31, 2020 and September 30, 2020, respectively. Non-GAAP net income per fully exchanged share was $0.02 for the three months ended December 31, 2020 compared to a net loss per fully exchanged share of ($0.02) at September 30, 2020, based on non-GAAP fully exchanged weighted-average shares of 74.4 million and 71.3 million for the three months ended December 31, 2020 and September 30, 2020, respectively.

Full Year 2020 Financial Results

•

Revenue: Revenues were $6.4 million and $2.8 million for the years ended December 31, 2020 and 2019, respectively. The 2020 revenue is attributable to the upfront payment and fair value of the equity interest received by the Company in connection with the license agreement with Anteris Bio.  The revenue earned during 2019 primarily relates to the recognition of amounts deferred for the license agreement with Reneo and a milestone received under the license agreement with Newsoara.

•

R&D Expenses: Research and development expenses were $11.0 million and $15.1 million for the years ended December 31, 2020 and 2019, respectively. This decrease was attributable primarily to lower spending on clinical trials for azeliragon and TTP399 in 2020 coupled with the impact of reversals of performance-based compensation accruals in 2020.

•

G&A Expenses: General and administrative expenses were $7.3 million and $8.5 million for the years ended December 31, 2020 and 2019, respectively. Such decreases were primarily driven by lower compensation costs related to a reversal of accruals for performance-based compensation and lower share-based compensation expense in 2020.

•	Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $12.8 million and $21.9 million for the years ended December 31, 2020 and 2019, respectively.

•

Net Loss Per Share: GAAP net loss per share was $0.18 and $0.59 for the years ended December 31, 2020 and 2019, respectively, based on weighted-average shares of 47.1 million and 30.3 million for the years ended December 31, 2020 and 2019, respectively. Non-GAAP net loss per fully exchanged share was $0.17 and $0.37 for the years ended

December 31, 2020 and 2019, respectively, based on non-GAAP fully exchanged weighted-average shares of 70.2 million and 53.4 million for the years ended December 31, 2020 and 2019, respectively.

vTv Therapeutics Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2020	2020
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,747	$1,827
Accounts receivable, net	158	14
Prepaid expenses and other current assets	939	1,306
Current deposits	371	531
Total current assets	7,215	3,678
Property and equipment, net	367	389
Operating lease right-of-use assets	482	499
Long-term investments	6,725	2,480
Total assets	$14,789	$7,046
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$6,120	$5,747
Operating lease liabilities	155	149
Current portion of contract liabilities	31	31
Current portion of notes payable	84	2,369
Total current liabilities	6,390	8,296
Contract liabilities, net of current portion	1,009	1,017
Operating lease liabilities, net of current portion	676	717
Warrant liability, related party	2,871	2,715
Other liabilities	50	82
Total liabilities	10,996	12,827
Commitments and contingencies
Redeemable noncontrolling interest	83,895	45,591
Stockholders’ deficit:
Class A Common Stock	541	492
Class B Common Stock	232	232
Additional paid-in capital	209,161	201,243
Accumulated deficit	(290,036)	(253,339)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(80,102)	(51,372)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$14,789	$7,046

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	December 31, 2020	September 30, 2020
Revenue	$6,399	$7
Operating expenses:
Research and development	2,534	1,768
General and administrative	2,035	1,071
Total operating expenses	4,569	2,839
Operating income/(loss)	1,830	(2,832)
Interest expense	(67)	(235)
Other (expense) income, net	(156)	814
Loss before income taxes and noncontrolling interest	1,607	(2,253)
Income tax provision	—	—
Net loss before noncontrolling interest	1,607	(2,253)
Less: net income/(loss) attributable to noncontrolling interest	481	(720)
Net income/(loss) attributable to vTv Therapeutics Inc.	$1,126	$(1,533)
Net income/(loss) attributable to vTv Therapeutics Inc. common shareholders	$1,126	$(1,533)

Net income/(loss) per share:
Basic net income/(loss) per share of vTv Therapeutics Inc. Class A Common Stock	$0.02	$(0.03)
Diluted net income/(loss) per share of vTv Therapeutics Inc. Class A Common Stock	$0.02	$(0.03)

Weighted average shares used in calculating:
Basic net income/(loss) per share of vTv Therapeutics Inc. Class A Common Stock	51,133,609	48,238,285
Diluted net income/(loss) per share of vTv Therapeutics Inc. Class A Common Stock	74,397,085	48,238,285

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited)
Revenue	$6,399	$7	$6,414	$2,764
Operating expenses:
Research and development	2,534	4,406	11,015	15,119
General and administrative	2,035	1,989	7,251	8,537
Total operating expenses	4,569	6,395	18,266	23,656
Operating income/(loss)	1,830	(6,388)	(11,852)	(20,892)
Interest income	—	12	12	53
Interest expense	(67)	(283)	(692)	(1,827)
Other (expense) income, net	(156)	(223)	(270)	828
Income/(loss) before income taxes and noncontrolling interest	1,607	(6,882)	(12,802)	(21,838)
Income tax provision	—	—	—	100
Net income/(loss) before noncontrolling interest	1,607	(6,882)	(12,802)	(21,938)
Less: net income/(loss) attributable to noncontrolling interest	481	(2,483)	(4,303)	(8,894)
Net income/(loss) attributable to vTv Therapeutics Inc.	$1,126	$(4,399)	$(8,499)	$(13,044)
Net income/(loss) attributable to vTv Therapeutics Inc. common shareholders	$1,126	$(5,033)	$(8,499)	$(17,913)

Net income/(loss) per share:
Basic net income/(loss) per share of vTv Therapeutics Inc. Class A Common Stock	$0.02	$(0.13)	$(0.18)	$(0.59)
Diluted net income/(loss) per share of vTv Therapeutics Inc. Class A Common Stock	$0.02	$(0.13)	$(0.18)	$(0.59)

Weighted average shares used in calculating:
Basic net income/(loss) per share of vTv Therapeutics Inc. Class A Common Stock	51,133,609	37,955,449	47,137,917	30,292,030
Diluted net income/(loss) per share of vTv Therapeutics Inc. Class A Common Stock	74,397,085	37,955,449	47,137,917	30,292,030

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by programs for the treatment of type 1 diabetes and inflammatory disorders, including psoriasis. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease (COPD), renal disease, and primary mitochondrial myopathy.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we use non-GAAP adjusted net income/(loss) per fully exchanged share, which is a non-GAAP financial measure. Non-GAAP adjusted net loss per fully exchanged share adjusts the net loss attributable to vTv common shareholders for the impact of adjustments related to outstanding warrants, share-based compensation expense and the portion of net loss attributable to the noncontrolling interest. It also assumes the exchange of all the Class B common stock of vTv Therapeutics Inc. and an equal number of non-voting common units of vTv Therapeutics LLC (“vTv Units”) for shares of Class A common stock of vTv Therapeutics Inc. We believe that this measure provides useful information to investors as it eliminates the variability of non-controlling interest resulting from the exchanges of Class B common stock and vTv Units into Class A common stock and other items of a non-cash nature. This measure is not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with GAAP.

The following is a reconciliation of non-GAAP adjusted net loss per fully exchanged share, basic and diluted to its most directly comparable GAAP measure, net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted and the computation of the components of this non-GAAP measure:

	Three Months Ended
	December 31, 2020	September 30, 2020
Numerator:
Net income/(loss) attributable to vTv Therapeutics Inc. common shareholders	$1,126	$(1,533)
Other income - related party	(156)	814
Share-based compensation expense	272	171
Deemed distribution to related party	—	—
Reallocation of net income attributable to noncontrolling interest from the assumed exchange of Class B shares (1)	481	(720)
Adjusted net income/(loss) before noncontrolling interest	$1,723	$(1,268)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, diluted	74,397,085	48,238,285
Assumed exchange of Class B Common Stock (1)	—	23,094,221
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, diluted	74,397,085	71,332,506
Adjusted net income/(loss) per fully exchanged share, diluted	$0.02	$(0.02)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Numerator:
Net income/(loss) attributable to vTv Therapeutics Inc. common shareholders	$1,126	$(5,033)	$(8,499)	$(17,913)
Other income - related party	(156)	(223)	(270)	827
Share-based compensation expense	272	423	1,009	1,518
Deemed distribution to related party	—	634	—	4,869
Reallocation of net income attributable to noncontrolling interest from the assumed exchange of Class B shares (1)	481	(2,483)	(4,303)	(8,894)
Adjusted net income/(loss) before noncontrolling interest	$1,723	$(6,682)	$(12,063)	$(19,593)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, diluted	74,397,085	37,955,449	47,137,917	30,292,030
Assumed exchange of Class B Common Stock (1)	—	23,094,221	23,094,221	23,094,221
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, diluted	74,397,085	61,049,670	70,232,138	53,386,251
Adjusted net income/(loss) per fully exchanged share, diluted	$0.02	$(0.11)	$(0.17)	$(0.37)

(1)

Assumes the exchange of all outstanding Class B common stock, resulting in the inclusion of shares of Class B common stock in the weighted average share count, if not already considered, and the elimination of the noncontrolling interest and recognition of the net income attributable to noncontrolling interests.

Contacts

Investors:

Corey Davis
LifeSci Advisors
CDavis@LifeSciAdvisors.com

or

Media:

PR@vtvtherapeutics.com